Exhibit 99.1

 WEX Second Quarter  2021 Earnings  July 29, 2021

 This earnings release contains forward-looking statements, including statements regarding: expectations for future revenue and adjusted net income performance; assumptions underlying the Company's future financial performance and future operations; future growth opportunities and expectations; future impacts from areas of investment; expectations for the macro environment; and expectations for volumes. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto impact our business, results of operations and financial condition in excess of current expectations; the impact of fluctuations in fuel prices and the resulting impact on our revenues and net income; the effects of general economic conditions, including those caused by the effects of COVID-19, on overall employment, travel and fueling patterns as well as payment and transaction processing activity; changes or limitations on interchange fees; failure to comply with the applicable requirements of MasterCard or Visa contracts and rules; the Company’s failure to maintain or renew key commercial agreements or to maintain volumes under such agreements; breaches of the Company’s technology systems or those of our third-party service providers and any resulting negative impact on our reputation, liabilities or relationships with customers or merchants; the effects of the Company’s business expansion and acquisition efforts; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the failure of corporate investments to result in anticipated strategic value; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the Company’s failure to comply with the Treasury Regulations applicable to non-bank custodians; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company’s acquisitions or the ability to realize anticipated synergies and cost savings from such transactions; unexpected costs, charges or expenses resulting from an acquisition; the Company’s failure to successfully acquire, integrate, operate and expand commercial fuel card programs; the impact and size of credit losses; the impact of changes to the Company’s credit standards; failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements, and any resulting cost associated with that failure; legal, regulatory, political and economic uncertainty surrounding the United Kingdom’s departure from the European Union and the resulting trade agreement; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of the future transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s recently amended and restated credit agreement and its presently outstanding notes on our operations; the impact of increased leverage on the Company’s operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of our outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to our stockholders caused by the issuance of additional shares of common stock or equity-linked securities, whether as result of our convertible notes or otherwise; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our annual report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 1, 2021. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this earnings release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.Non-GAAP Information:For additional important information and disclosure regarding our use of non-GAAP metrics, specifically adjusted net income attributable to shareholders and adjusted operating income, please see our most recent earnings release, issued on July 29, 2021. See the Appendix to this presentation for an explanation and reconciliation of (i) non-GAAP adjusted net income attributable to shareholders (or “adjusted net income” or “ANI”) to GAAP net (loss) income attributable to shareholders, and (ii) ANI per diluted share to GAAP net (loss) income per diluted share.Note: The Company rounds amounts in the consolidated financial statements to thousands and calculates all percentages and per-share data from underlying whole-dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate exactly based on reported numbers due to rounding.  WEX Forward-Looking Statements

 Highlights For The Quarter          Fleet    Travel & Corporate    Health & Employee Benefits  Up 32%   Up 91%  Up 104%  2Q 2021 Segment Revenue Growth Vs. 2Q 2020   +17%   +50%   +34%   (1) Health and Employee Benefit Solutions segment purchase volume represents US Healthcare purchase volume only      (1)  (1)

Executing on our Commitments

ACHIEVEMENTS THIS QUARTER

- Exceeded high end of revenue expectations and adjusted earnings per share grew 29% sequentially
- More than doubled volume, with $21 billion of purchase volume processed during Q2 vs the prior year
- Expanded margins, with strong momentum in organic growth and continued progress integrating acquired businesses
- Increased TAM with further expansion of our health and benefit ecosystem
- Increased focus and investment to further capture digital opportunities across the company
- Issued our inaugural ESG report, and as a result of our 2021 Annual Meeting of Shareholders, 5 of WEX's Board members are women and 25% are ethnically diverse
- Fostering a flexible work environment, which allows our talent to focus on customer needs

STRATEGIC PILLARS & CORE VALUES

Mitigate Risk & Maximize Scale | **Deliver Modular, Integrated Solutions** | **Grow Through Diversification** | **Foster Culture & Talent** | **Continue to Win in the Marketplace**

INNOVATION / EXECUTION / INTEGRITY / RELATIONSHIPS / COMMUNITY

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Quarterly Highlights & Technology

BUILDING FOR THE FUTURE

Closed acquisition of benefitexpress

- Expands WEX's total addressable market in the large health and employee benefits marketplace
- Strong complement to existing consumer-directed health and lifestyle spending accounts business
- Forms full-service benefits marketplace with benefit administration, compliance services, and consumer-directed health and lifestyle spending accounts benefitexpress

Electric Vehicle (EV) payment solutions

- Providing EV payment solutions, including data capture, seamless integration and secure payments solutions to customers
- General Services Administration, the largest public fleet in the U.S., uses WEX EV payment and reporting solutions
- Well-positioned to address growing and future needs of EV customers

INNOVATIVE TECHNOLOGY

Best-in-class technology platform and deep payment expertise

- Allows WEX to seamlessly integrate into customers' operations via APIs
- Cloud-first approach enables modular integrated solutions
- Easily integrate and implement new programs and unique ability to quickly scale offerings
- Bolsters value proposition and leads to high customer retention rates
- Core to overall strategy

Powerful health and benefits ecosystem

- Strategically expanding ecosystem
- Ability to cross-sell offerings, including COBRA services

Customized accounts payable automation solutions

- American Express renewed contract for additional 5 years
- WEX technology streamlines AP processes by working with business's existing accounts
- Allows Amex Business and Corporate Card customers to make supplier payments via single and multi-use virtual cards

Extending functionality, data and system integrations across WEX

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 Key Differentiators  Deep Payment Expertise across Multiple Sectors  Best-In-Class Technology Platform and Innovation  Cloud-Native Infrastructure  Seamless Integration into Customers’ Operations via APIs  Differentiated Products and Business Segments   Experienced Management & Values-Based Culture

 Weekly Volume Metrics    Key UpdatesJuly month-to-date domestic fuel price is $3.18Weekly purchase volume changes for March through July 2021 have been benchmarked to 2019 to provide a more meaningful comparisonIncludes purchase volume for eNett and Optal as if they were owned for the entire period shown  Fleet Payment Processing Gallon Volume & Travel and Corporate Payments Purchase Volume

 Weekly Volume Metrics    Key Updates:Includes purchase volume for eNett and Optal as if they were owned for the entire period shownTravel customer purchase volume April - June not shown due to scale. Actual growth rates were between 200% and 1800%  Fleet Payment Processing Gallon Volume & Travel and Corporate Payments Purchase Volume

 Weekly Volume Metrics    Key Updates SaaS account growth - driver of 2/3 of revenue - remains strong, and includes approximately 200,000 benefitexpress accounts and 1 million temporary COBRA accountsWeekly purchase volume changes for March through July 2021 have been benchmarked to both 2019 and 2020 to provide a more meaningful comparisonNOTE: Blue line represents year over year change in purchase volume. Green dots reflect the purchase volume benchmarked to 2019 levels for March and later periods    SaaS Account Growth Rate and Health Purchase Volume   US Healthcare Purchase Volume % Change Y-o-Y and Benchmarked to 2019 for March 2021 and later

 WEX Second Quarter  2021 Financial Results

 Company Results - Q2 2021     2Q21      2Q20      $ ∆ Yr/Yr      % ∆ Yr/Yr    Total Revenue  $  459,483    $  347,084    $  112,399    32  %                          Net (loss) income attributable to shareholders  $  (33,856)  $  72,658    $  (106,514)  (147)  %  Net (loss) income attributable to WEX Inc. per diluted share  $  (0.76)  $  1.66    $  (2.42)  NM                             Adjusted net income attributable to shareholders  $  104,894    $  52,955    $  51,939    98  %  Adjusted net income attributable to shareholders per diluted share  $  2.31    $  1.21    $  1.10    91  %    In thousands except per diluted share dataNM - Not meaningful  Excellent Results Reflect Continued Sequential Improvement and Gains vs Prior Year

 Revenue Breakdown - Q2 2021     2Q21  2Q20  $ ∆ Yr/Yr  % ∆ Yr/Yr    Total Revenue  $459,483  $347,084  $112,399  32  %  Segment Revenue:            Fleet Solutions  $274,388  $204,380  $70,008  34  %  Travel and Corporate Solutions  $81,762  $54,495  $27,267  50  %  Health and Employee Benefit Solutions  $103,333  $88,209  $15,124  17  %  Sequential and Year Over Year Improvement in Revenue for Each Segment   In thousands unless otherwise noted

 Fleet Solutions    2Q21    2Q20    $ ∆ Yr/Yr    % ∆ Yr/Yr    Total Segment Revenue ($)  274,388    204,380    70,008    34  %  Payment Processing Revenue ($)  126,450    90,147    36,303    40  %  Finance Fee Revenue ($)  59,258    42,463    16,795    40  %  All Other Revenue ($)  88,680    71,770    16,910    24  %                    Payment Processing Transactions  130,104    103,086    27,018    26  %  Net Payment Processing Rate (%)  1.15%  1.47%  (0.32)  %  (22)  %  Average US Fuel Price ($/gallon)  3.04    2.07    0.97    47  %  Net Late Fee Rate (%)  0.41%  0.57%  (0.16)  %  (28)  %  Strong Growth Rates With Revenue and Volume Exceeding Pre-Pandemic Levels  In thousands unless otherwise noted

 Travel and Corporate Solutions    2Q21    2Q20    $ ∆ Yr/Yr    % ∆ Yr/Yr    Total Segment Revenue ($)  81,762    54,495    27,267    50  %  Payment Processing Revenue ($)  68,282    43,261    25,021    58  %  All Other Revenue ($)  13,480    11,234    2,246    20  %                    Purchase Volume ($)  8,736,019    3,168,064    5,567,955    176  %  Net Interchange Rate (%)  0.78%  1.37%  (0.59)  %  (43)  %  Corporate Payment Customers Continue Solid Growth with Travel Volumes Rebounding  In thousands unless otherwise noted

 Health and Employee Benefit Solutions    2Q21    2Q20    $ ∆ Yr/Yr    % ∆ Yr/Yr    Total Segment Revenue ($)  103,333    88,209    15,124    17  %  Payment Processing Revenue ($)  18,694    14,053    4,641    33  %  Account Servicing Revenue ($)  79,482    62,602    16,880    27  %  All Other Revenue ($)  5,157    11,554    (6,397)  (55)  %                    Purchase Volume * ($)  1,311,131    1,017,318    293,813    29  %  Average Number of SaaS Accounts*  16,380    14,487    1,893    13  %  Return to Double-Digit Revenue Growth and Continued Strong SaaS Account Growth  In thousands unless otherwise noted* U.S. only

Operating Expenses and Segment Adjusted Operating Income Margins


Operating Expenses (GAAP)
$ (Millions)
500
400
300
200
100
0
205.6
171.7
156.4
161.9
2Q21
2Q20
Cost of services
Selling general and administrative

	Segment Adjusted Operating Income Margin		
	Three months ended		
	June 30,		March 31,
	2021	2020	2021
Fleet Solutions	50.2%	37.8%	48.5%
Travel and Corporate Solutions	21.0%	20.1%	9.9%
Health and Employee Benefit Solutions	28.1%	28.6%	31.7%
Adjusted operating income margin (1)	36.3%	28.7%	34.0%

- Increase in Fleet Solutions adjusted segment operating income margins reflects revenue growth, very low credit losses, higher fuel prices and operating leverage in expense base
- Increase in Travel and Corporate Solutions adjusted segment operating income margins reflects additional benefits from eNett and Optal synergies, and increased volume
- Slight decrease in Health and Employee Benefit Solutions adjusted segment operating income margins reflects acquisition of benefitexpress in June
- Unallocated Corporate costs as a percentage of total revenue were down slightly

(1) Adjusted operating income margin is derived by dividing adjusted operating income by the revenue of the corresponding segment (or the entire Company for adjusted operating income). See appendix for a reconciliation of GAAP operating income to total segment adjusted operating income and adjusted operating income.

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Tax Rate  Key UpdatesANI tax rate consistent with the prior year quarterGAAP tax rate in Q2 2021 driven by excess tax benefits arising from stock-based compensationGAAP tax rate in Q2 2020 unusually high due to a decrease in pre-tax income, a shift in jurisdictional earnings and sizable non deductible expenses

 Additional Balance Sheet Items      Key UpdatesCorporate cash1 balance was $108.7 million Executed on $900 million of new interest rate swaps at a fixed average LIBOR rate of 67 basis pointsAs of June 30, 2021, available borrowing capacity of $613 million on revolving credit facilityAmended and restated credit facility April 1, 2021, increasing borrowing capacity by $60 million and increasing Tranche A term loans by approximately $117 million and extending maturities to 2026 and 2028Leverage ratio of just under 4.0X        1 Corporate cash and leverage ratio are calculated in accordance with the terms of the Company’s Amended and Restated Credit Agreement as filed with the SEC.Note: Total Financing Debt includes outstanding borrowings on the revolving line of credit, term loans, and convertible notes.

 Guidance    Q3 2021  % Change Year over Year  FY 2021  % Change Year over Year            Revenue (in millions)  $465 - $480  22% - 26%  $1,805 - $1,835  16% - 18%  Adjusted Net Income (in millions)  $98 - $107  38% - 51%  $377 - $395  41% - 47%  Adjusted Net Income per Diluted Share 1  $2.15 - $2.35  35% - 48%  $8.30 - $8.70  37% - 44%            Assumed Average Domestic Fuel Price ($/Gallon)  $3.18    $3.00    Assumed Adjusted Net Income Tax Rate  24.5% - 25.5%    24.5% - 25.5%    Assumed Number of Shares Outstanding  45.4 million    45.4 million    1 The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency remeasurement gains and losses, acquisition related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, changes in fair value of contingent consideration, debt restructuring and debt issuance cost amortization, similar adjustments attributable to our non-controlling interests and certain tax related items. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including but not limited to, foreign currency exchange rates, unrealized gains and losses on derivative instruments, acquisition and divestiture related items and adjustments to the redemption value of a non-controlling interest, which may have a significant impact on our financial results.

 Appendix

 WEX Non-GAAP Reconciliation     Three Months Ended June 30,                                 2021                2020                        per diluted share                per diluted share      Net (loss) income attributable to shareholders  $  (33,856)    $  (0.76)    $  72,658      $  1.66    Unrealized (gain) loss on financial instruments  (6,013)    (0.13)    3,842        0.09      Net foreign currency remeasurement (gain) loss  (1,342)    (0.03)    2,462        0.06      Change in fair value of contingent consideration  47,700        1.07        —        —      Acquisition–related intangible amortization  45,294        1.01        42,478        0.97      Other acquisition and divestiture related items  10,690        0.24        7,735        0.18      Stock–based compensation  21,662        0.48        15,069        0.34      Other costs  1,705        0.04        4,695        0.11      Debt restructuring and debt issuance cost amortization  11,461        0.26        2,578        0.06      ANI adjustments attributable to non–controlling interests  43,206        0.96        (60,558)    (1.38)  Tax related items  (35,613)    (0.80)    (38,004)    (0.87)  Dilutive impact of stock awards1  —        (0.03)    —        —      Adjusted net income attributable to shareholders  $  104,894      $  2.31      $  52,955      $  1.21     1 As the Company reported a net loss for the three months ended June 30, 2021 under U.S. Generally Accepted Accounting Principles ("GAAP"), the diluted weighted average shares outstanding equals the basic weighted average shares outstanding for those periods. The non-GAAP adjustments described above resulted in adjusted net income attributable to shareholders (versus a loss on a GAAP basis) for the three months ended June 30, 2021. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding to arrive at adjusted per share data.

 WEX Non-GAAP Reconciliation  Reconciliation of GAAP Operating Income to Total Segment Adjusted Operating Income and Adjusted Operating Income                          Three months ended June 30,                Three months ended March 31,        2021        2020        2021      Operating income  $  82,278      $  28,782      $  50,541    Unallocated corporate expenses  17,174        13,953        16,209      Acquisition-related intangible amortization   45,294        42,478        42,454      Other acquisition and divestiture related items  10,690        7,735        14,796      Stock-based compensation  21,662        15,069        18,943      Other costs  1,705        4,695        12,237      Debt restructuring costs  5,299        687        637      Total Segment adjusted operating income  $  184,102      $  113,399      $  155,817    Unallocated corporate expenses  (17,174)    (13,953)    (16,209)  Adjusted operating income  $  166,928      $  99,446      $  139,608

 WEX Non-GAAP Reconciliation  The Company's non-GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, changes in fair value of contingent consideration, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, debt restructuring and debt issuance cost amortization, adjustments attributable to our non-controlling interests and certain tax related items. The Company's non-GAAP adjusted operating income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, and debt restructuring costs. Total segment adjusted operating income incorporates these same adjustments and further excludes unallocated corporate expenses.Although adjusted net income, adjusted operating income and total segment adjusted operating income are not calculated in accordance with GAAP, these non-GAAP measures are integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers these measures integral because they exclude the above specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because: Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company's underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Additionally, the non-cash mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate.Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations. The change in fair value of contingent consideration, which is related to the acquisition of certain contractual rights to serve as custodian or sub-custodian to health savings accounts, is dependent upon changes in future interest rates and has no significant impact on the ongoing operations of the Company. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate.The Company considers certain acquisition-related costs, including investment banking fees, warranty and indemnity insurance, certain integration related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures, to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses on divestitures facilitates the comparison of our financial results to the Company's historical operating results and to other companies in our industry.Stock-based compensation is different from other forms of compensation as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.We exclude certain other costs when evaluating our continuing business performance when such items are not consistently occurring and do not reflect expected future operating expense, nor provide insight into the fundamentals of current or past operations of our business. These include costs related to certain identified initiatives (including technology initiatives) to further streamline the business, improve the Company's efficiency, create synergies, and globalize the Company's operations, all with an objective to improve scale and efficiency and increase profitability going forward. For the six months ended June 30, 2021, other costs additionally include a penalty of $10.3 million incurred on termination of a vendor contract. For the three and six months ended June 30, 2020, other costs include certain costs incurred in association with COVID-19, including the cost of providing additional health, welfare and technological support to our employees as they work remotely.Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry.The adjustments attributable to non-controlling interests, including adjustments to the redemption value of a non-controlling interest and non-cash adjustments related to the tax receivable agreement, have no significant impact on the ongoing operations of the business. The tax related items are the difference between the Company’s U.S. GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s U.S. GAAP tax provision. The Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment. For the same reasons, WEX believes that adjusted net income, adjusted operating income and total segment adjusted operating income may also be useful to investors when evaluating the Company's performance. However, because adjusted net income, adjusted operating income and total segment adjusted operating income are non-GAAP measures, they should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income, adjusted operating income and total segment adjusted operating income as used by WEX may not be comparable to similarly titled measures employed by other companies.